SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
ZEBRA TECHNOLOGIES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT

Zebra Technologies Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2003

To the Stockholders of
Zebra Technologies Corporation:

        The Annual Meeting of Stockholders of Zebra Technologies Corporation (the "Company") will be held at 10:30 a.m., Chicago time, on Tuesday, May 20, 2003, at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois, for the following purposes:

  (1)
  To elect two directors;

  (2)
  To approve the amendment to the certificate of incorporation of the Company increasing the maximum number of directors;

  (3)
  To consider, if presented at the Annual Meeting, and vote upon a stockholder proposal requiring a report regarding the diversity of the Board of Directors;

  (4)
  To ratify the selection by the Audit Committee of KPMG LLP as the independent auditors of the Company's financial statements for the year ending December 31, 2003; and

  (5)
  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on March 25, 2003, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,
Gerhard Cless Secretary
Vernon Hills, Illinois April , 2003

        ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE OR VOTE OVER THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

Zebra Technologies Corporation
333 Corporate Woods Parkway
Vernon Hills, Illinois 60061
(847) 634-6700

PROXY STATEMENT

        The accompanying Proxy is solicited by the Board of Directors of Zebra Technologies Corporation, a Delaware corporation ("Zebra," or the "Company"), for use at the Annual Meeting of Stockholders. The Annual Meeting will be held at 10:30 a.m., Chicago time, on Tuesday, May 20, 2003, at Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois, and any adjournments thereof. The Company intends to release this Proxy Statement and the accompanying form of proxy to stockholders on or about April     , 2003.

VOTING SECURITIES; PROXIES; REQUIRED VOTE

        Voting Securities—The Board of Directors fixed the close of business on March 25, 2003, as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 27,567,681 shares of Class A Common Stock, par value $.01 per share and 3,682,275 shares of Class B Common Stock, par value $.01 per share. The holders of the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters to be submitted to the vote of stockholders at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share.

        Proxies—The Board of Directors of the Company has selected Edward L. Kaplan and Gerhard Cless to serve as proxies for the Annual Meeting. Messrs. Kaplan and Cless are directors and executive officers of the Company. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 11:00 p.m. Central Time on May 19, 2003. The Internet and telephone voting procedures have been designed to authenticate stockholders by use of a control number and to allow you to vote your shares and to confirm that your instructions have been properly recorded. Each executed and returned proxy card will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy (by executing the proxy card, over the Internet or by telephone) has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a proxy bearing a later date (which can be done by mail, over the Internet or by telephone). Additionally, a stockholder may change or revoke a previous proxy by voting in person at the Annual Meeting.

        Required Vote—At the Annual Meeting, (1) a plurality of the votes cast in person or by proxy is required to elect directors; (2) the affirmative vote of holders of at least 66 2/3% of the voting power of the Common Stock is required to amend the Company's Certificate of Incorporation; and (3) the affirmative vote of holders of a majority of the votes cast affirmatively or negatively, in person or by proxy, is required to approve the stockholder proposal requiring a report regarding the diversity of the Board of Directors and ratify the appointment of KPMG LLP as the independent auditors of the Company's financial statements for the year ending December 31, 2003. Stockholders are not allowed to cumulate their votes in the election of directors.

        The required quorum for the transaction of business at the Annual Meeting will be a majority of the voting power of shares of Common Stock issued and outstanding on the Record Date. Abstentions and broker non-votes will be included in determining the presence of a quorum. With respect to the proposal to amend the Company's Certificate of Incorporation, abstentions and broker non-votes will have the same effect as votes against such proposal. Neither abstentions nor broker non-votes will have any effect on the voting to elect directors, approve the stockholder proposal, or ratify the appointment of KPMG LLP.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Board of Directors presently consists of six directors, three of whom are independent under the proposed NASDAQ listing requirements and three of whom are executive officers of the Company. Recognizing that the listing requirements of NASDAQ will most likely require Zebra to have a majority of independent directors, the Board has established a Nominating Committee composed of the three independent directors to begin a search for an additional qualified independent director. Until a new director is nominated or elected, the Board of Directors has set the number of directors to be elected at the Annual Meeting at two. Each nominee for election as director currently serves as a director of the Company.

        If at the time of the Annual Meeting any of the nominees is unable or declines to serve, the persons named in the proxy will, at the direction of the Board of Directors, either vote for the substitute nominee or nominees the Board of Directors recommends or vote to allow the vacancy created thereby to remain open until filled by the Board. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

        Nominees for Election as Directors—The Company has a Board of Directors that is divided into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term. The terms of the Class I Directors expire at this 2003 Annual Meeting, and two directors will be elected at the Annual Meeting to serve as Class I Directors for a three-year term expiring at the Annual Meeting in 2006 or until their successors are duly elected and qualified. The Board of Directors has proposed the following nominees for election at the Annual Meeting: John W. Paxton and David P. Riley.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF JOHN W. PAXTON AND DAVID P. RILEY TO SERVE AS DIRECTORS OF THE COMPANY.

        The following table sets forth information regarding the nominees for directors and other directors who will serve as directors in the classes and for the terms specified below:

Name	Age	Position with Company	Director Since	Term to Expire
Nominees for Directors
Class I Directors
John W. Paxton	66	President, Bar Code Business Unit, Director	2002	2006*
David P. Riley	56	Director	1991	2006*
* Current term expires at this 2003 Annual Meeting of Stockholders.
Continuing Directors
Class II Directors
Gerhard Cless	63	Executive Vice President, Secretary, Director	1969	2004
Michael A. Smith	48	Director	1991	2004
Class III Directors
Edward L. Kaplan	60	Chairman and Chief Executive Officer	1969	2005
Christopher G. Knowles	60	Director	1991	2005

  Nominees for Directors

        John W. Paxton joined Zebra Technologies on February 22, 2002, as President of the Company's Bar Code Business Unit and as a director of the Company. Immediately prior to joining Zebra, Mr. Paxton headed Paxton Associates, LLC, a Business Consulting Firm. From March 1999 to December 2000, Mr. Paxton was Chairman and Chief Executive Officer of Telxon Corporation. In December 1998, Mr. Paxton became Chairman of Odyssey Industrial Technologies, LLC, a joint venture partnership with Odyssey Investment Partners, a private equity fund engaged in making investments primarily in middle market companies in a variety of industries. Beginning in October 1995, he was affiliated with Monarch Marking Systems and Paxar Corporation, following Paxar's acquisition of Monarch in March 1997. In October 1995, Mr. Paxton was named Monarch's President and Chief Executive Officer and served on Monarch's board of directors. In October 1997, he became Executive Vice President of Paxar Corporation and President of the company's Printing Solutions Group. He also served as a member of Paxar's board of directors from March 1997 through December 1998. Mr. Paxton joined Litton Industries as a corporate vice president in 1991, when the company acquired Intermec Corporation. Between 1986 and 1991, he led Intermec, joining as President and Chief Operating Officer, and becoming Chairman, President and Chief Executive Officer in 1988. Mr. Paxton has a Bachelor of Science degree and Master of Science degree in business management from LaSalle University, and is a registered professional engineer and is a fellow of Seattle Pacific University. He served on the board of the National Association of Manufacturers, and was Chairman and Vice Chairman of Automatic Identification Manufacturers (AIM), a leading industry association. Mr. Paxton is a director of Transdigm Corporation, whose board he joined in 1998.

        David P. Riley has served as a director of Zebra since July 1991. In December 2000 he retired from The Middleby Corporation where he served as President and Chief Executive Officer since 1984. The Middleby Corporation is a public company, which manufactures commercial food equipment and provides complete kitchens to various institutional customers, as well as to restaurants such as Pizza Hut and Domino's Pizza. Mr. Riley continues to serve as a member of the board of directors of The Middleby Corporation and as a member of its compensation committee. He was previously employed in various management positions with a subsidiary of The Middleby Corporation and, before that, with Hobart Corporation, a food equipment manufacturer. Mr. Riley holds a BS in Engineering from the Ohio State University.

  Continuing Directors

        Gerhard Cless is Executive Vice President and Secretary, as well as a co-founder of Zebra, and has served as a director since 1969. He served as Executive Vice President for Engineering and Technology of Zebra from February 1995 to June 1998, after having served as Senior Vice President of Engineering since 1969. Mr. Cless served as Treasurer of Zebra until October 1991. Since 1969, he has been active with Zebra where he has directed the development of numerous label printers and maintained worldwide technology/vendor relationships. Prior to founding Zebra, Mr. Cless was a research and development engineer at Teletype Corporation's printer division. Mr. Cless received an MSME degree from Esslingen, Germany and has done graduate work at the Illinois Institute of Technology. The Cless Technology Center, Zebra's 57,000 square foot product development and research facility, is named in honor of Mr. Cless.

        Michael A. Smith has served as a director of Zebra since July 1991. He is also Chairman, Chief Executive Officer and founder of FireVision L.L.C., which was formed in December 1999. From September 1998 to December 1999, Mr. Smith was Senior Managing Director and head of the Chicago and Los Angeles offices of the Mergers & Acquistions Department of NationsBanc Montgomery Securities and its successor entity, Banc of America Securities, LLC. He was Senior Managing Director and co-head of the Mergers and Acquisitions Department of BancAmerica Robertson Stephens from September 1997 to August 1998. Previously, Mr. Smith was co-founder and head of the investment banking group BA Partners and its predecessor entity Continental Partners Group since 1989. His previous positions include Managing Director, Corporate Finance Department, for Bear, Stearns & Co. (1982 to 1989) and Vice President and Manager of the Eastern States and Chicago Group Investment Banking Division of Continental Bank (1977 to 1982). He was a director of Graphic Technology from 1983 to 1989. Mr. Smith graduated Phi Beta Kappa from the University of Wisconsin and received an MBA from the University of Chicago.

        Edward L. Kaplan is Chief Executive Officer and Chairman, as well as a co-founder, of Zebra and has served as a director since 1969. He served as President of Zebra from its formation until February 1995, from April 1997 to April 1998 (on an interim basis) and again from September 2001 to February 2002. Mr. Kaplan also served as Chief Financial Officer of Zebra from its formation until October 1991. Mr. Kaplan began his career as a project engineer for Seeburg Corporation, later joining Teletype Corporation as a mechanical engineer performing research and development in the Printer Division. In 1969, he and Gerhard Cless founded Zebra, then known as Data Specialties, Inc. Mr. Kaplan received a BS in Mechanical Engineering from the Illinois Institute of Technology (graduating Tau Beta Pi) and an MBA from the University of Chicago and is an NDEA Fellow of Northwestern University.

        Christopher G. Knowles has served as a director of Zebra since July 1991. He was also a member of the Board of Directors of Insurance Auto Auctions, Inc. from June 1994 to February 2001. In 1966, Mr. Knowles joined North American Van Lines, which was acquired by PepsiCo, Inc. two years later. He continued his career with PepsiCo, Inc., working in human relations and distribution with several of its subsidiary companies, including North American Van Lines, PepsiCo Service Industries and Wilson Sporting Goods, as well as holding positions on the corporate staff of PepsiCo. In 1976, he became a Vice President of Allied Van Lines and later became Division Vice President in charge of Allied's Household Goods Division, the largest division of that company. Mr. Knowles joined Underwriters

Salvage Company in 1980 as its Chairman of the Board and Chief Executive Officer and subsequently acquired that company with other members of its management. Insurance Auto Auctions, Inc. acquired Underwriters Salvage Company in January 1994. Mr. Knowles became President and Chief Operating Officer of Insurance Auto Auctions, Inc. in April 1994 and held such positions until March 1996. Between December 1998 and November 2000, Mr. Knowles served as Chief Executive Officer of Insurance Auto Auctions, Inc. Mr. Knowles received his BA degree from Indiana University in 1966.

        Board Meetings in 2002—The Board of Directors met five times during 2002. Each director attended at least five of the total number of meetings of the Board of Directors and the Board committees on which he served.

        Corporate Governance Improvements—The Board of Directors has been carefully following the corporate governance developments that are taking place as a result of recent corporate scandals and the adoption of Sarbanes-Oxley Act of 2002, the rules adopted thereunder by the Securities and Exchange Commission ("SEC"), new governance rules proposed and/or adopted by the SEC, proposed new listing requirements of NASDAQ and other corporate governance recommendations. The Board has determined to be proactive in adopting improved corporate governance policies based on the new and proposed rules and requirements. To this end, the Board in 2003 has established two new committees composed entirely of independent directors, namely, the Compensation Committee and the Nominating Committee. The Board also adopted a new charter for its Audit Committee that encompasses the new and proposed rules. See Exhibit A. The Board, moreover, directed the Nominating Committee to begin a search for a new qualified independent director so that the Board will be composed of a majority of independent directors as proposed by NASDAQ.

        Nominating Committee. The Nominating Committee is comprised of the three independent directors: Messrs. Knowles, Chair, Riley and Smith. As proposed by the new NASDAQ listing standards, the Nominating Committee will determine nominees to be elected to the Board of Directors. The Committee will consider nominees recommended by stockholders and such recommendations should be forwarded to Chris Knowles, Chair of the Committee, at Zebra's headquarters. These recommendations should include detailed biographical information concerning the nominee, as well as his or her qualifications to become a member of the Board. The Nominating Committee is presently engaged in a search to select a new independent qualified director to be added to the Board of Directors.

        Compensation Committee. The Compensation Committee is comprised of two independent directors: Messrs. Knowles, Chair, and Riley. The Compensation Committee will determine the compensation of the Chief Executive Officer and all other executive officers of the Company. The Compensation Committee will also administer the 1997 Stock Option Plan, which was previously administered by the Committee for the 1997 Stock Option Plan. The Compensation Committee will determine the timing, terms and prices of options granted pursuant to the 1997 Stock Option Plan.

        Audit Committee. The Audit Committee is comprised of Messrs. Knowles, Riley and Smith, Chair. These three directors are independent in accordance with the proposed NASDAQ listing requirements. This Committee met five times during 2002.

        Committee For the 1997 Stock Option Plan. During 2002, a Committee comprised of Messrs. Knowles, Riley and Smith administered the 1997 Stock Option Plan. These three directors are independent in accordance with the NASDAQ listing rules. The Committee met one time during 2002. Beginning in 2003, the Compensation Committee will perform the functions previously performed by this Committee.

        Compensation of Directors—The Company pays each of its outside directors an annual retainer of $16,000 and attendance fees of $1,500 with respect to each meeting of the Board of Directors and $1,000 with respect to each meeting of the Audit Committee. During 2002, the Company's outside directors received aggregate compensation as follows: Christopher Knowles $31,000, Michael Smith $31,000, and David Riley $31,000. The Company employs the remaining directors, who are not separately compensated for their service as directors. The Company granted 20,000 stock options to each of its independent directors during 2002 under the 2002 Non-Employee Director Stock Option Plan. These options vest in annual increments of 4,000, beginning in February 2002. The Company had not issued any stock options to its outside directors since 1997. During 2002 and in connection with his joining the Company as President of the Bar Code Business Unit, the Company granted John Paxton 100,000 stock options under the 1997 Stock Option Plan, of which 15,000 are currently vested.

EXECUTIVE OFFICERS

        Set forth below is a table identifying the executive officers of the Company other than Messrs. Cless, Kaplan, and Paxton who are identified in the section "Election of Directors—Nominees for Election as Directors."

Name	Age	Position
John H. Kindsvater	61	Senior Vice President, Corporate Development
Charles R. Whitchurch	56	Chief Financial Officer and Treasurer
Todd Naughton	40	Vice President and Controller
Michael T. Edicola	45	Vice President, Human Resources
Veraje Anjargolian	58	Vice President and General Manager, Card Printer Business Unit
Noel Elfant	43	Vice President and General Counsel

        John H. Kindsvater, Senior Vice President of Corporate Development, is a 22-year veteran of Zebra Technologies. Mr. Kindsvater joined the Company in 1980 as Director of Sales. He was subsequently promoted to Vice President of Marketing and Sales, a position he held until February 1995. During those fourteen years he was responsible for developing and implementing the marketing and sales strategies that grew Zebra's sales to over $100 million. In February 1995 he became Vice President of Corporate Development and from February 1996 until December 1997 was President of the Zebra Technologies VTI subsidiary. In December 2000 he was promoted into his current position. Prior to joining the Company, Mr. Kindsvater held management positions in corporate development, international operations, marketing and sales with various technology-based companies, including Quixote Corporation, A. B. Dick Company, Marsh Instrument Company and Jeppesen & Co. Mr. Kindsvater attended Purdue University and received his BS and MBA from the University of Denver. He previously served two terms on the Board of Directors of Automatic Identification Manufacturers (AIM), the industry's trade association.

        Charles R. Whitchurch joined Zebra as Chief Financial Officer and Treasurer in September 1991. From 1981 until he joined Zebra, he served as Vice President, Finance of Corcom, Inc., a technology company specializing in the control of radio frequency interference. Mr. Whitchurch previously held positions as Chief Financial Officer of Resinoid Engineering Corporation and as Corporate Services Officer with the Harris Bank in Chicago. Mr. Whitchurch earned a BA in Economics (Phi Beta Kappa) from Beloit College and an MBA from Stanford University in 1973.

        Todd R. Naughton has served as Vice President and Controller of Zebra since April 2000. Previously Mr. Naughton was Corporate Controller for Zebra since joining the company in January 1999. From January 1998 to January 1999, Mr. Naughton was Vice President—Financial Shared Services for Moore Corporation Limited. Previously, Mr. Naughton was Vice President and Controller for UARCO Incorporated from June 1996 to January 1998. His previous positions include Director of Treasury, Manager of Financial Planning and Assistant Controller for Handy Andy Home Improvement Centers, Inc. (1988 to 1996), Assistant Controller and Manager of Financial Reporting of

Uptown Federal Savings, FSB (1986 to 1988) and as a Staff Auditor with Ernst & Whinney (1984 to 1986). Mr. Naughton received a BS in accounting from the University of Illinois at Urbana-Champaign, and an MBA from the University of Chicago. He is a certified public accountant.

        Michael T. Edicola joined Zebra Technologies as Vice President of Human Resources on September 7, 1999. Mr. Edicola is responsible for developing and implementing global human resource strategies for the company. From 1995 to 1999, Mr. Edicola was Vice President of Human Resources for the Rank Group PLC's Film and Entertainment Services business. Prior to that, from 1981 to 1995, he served in a number of senior human resource management positions of increasing responsibility with the General Electric Company, progressing to Divisional Human Resources Manager within both the Aircraft Engines and Power Generation business groups. Mr. Edicola received a BS in Industrial Relations from LeMoyne College and an MA in Human Resources from the University of Cincinnati.

        Veraje Anjargolian became Vice President and General Manager of the Company's Card Printer Business Unit in April 2000. He joined Zebra in October 1998, with the merger of Zebra and Eltron International, Inc., and served as Vice President of Card Printer Operations until appointment to his current position. Dr. Anjargolian joined Eltron in 1996 as general manager of the RJS division. Prior to joining Eltron, Dr. Anjargolian was a founding partner of Sara Electronics Corp., which developed PC communications and storage products. He was also associated with Rexon/WangDAT, Inc., where he managed the growth of new DAT tape drives and associated tape solution products, and with Wangtek, Inc., where he was responsible for the development and commercialization of several PC tape drives and associated controller cards. Educated in the U.K., Dr. Anjargolian received a Bachelor of Science degree from the University of Wales, a master's degree from the University of Manchester, and a Ph.D. from the University of London. He also completed coursework for an MBA from the London School of Management.

        Noel Elfant is Vice President and General Counsel of Zebra and has served in that capacity since January 2003. From April 2001 to January 2003, he served as Associate General Counsel and Corporate Secretary of Philip Services Corporation, a company specializing in industrial engineering, environmental services and scrap metals. Prior to that, from January 1990 to April 2001, Mr. Elfant served in the Legal Department of Fortune Brands, Inc., the diversified consumer products company, most recently as Associate General Counsel. Mr. Elfant began his career in the real estate and corporate and securities departments of the Chicago-based national law firm of McDermott, Will & Emery. Mr. Elfant earned his JD degree in 1985 from Northwestern University School of Law and his BA degree in 1982 from the University of California, Los Angeles.

        The Board of Directors elects officers to serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

        Section 16(a) Beneficial Ownership Reporting Compliance—Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that for the year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

        The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the year ended December 31, 2002, and the two prior years for (1) the chief executive officer and (2) the four other executive officers of the Company as of December 31, 2002, who received the highest compensation (combined salary and bonus) in 2002, (collectively, the "Named Officers").

Summary Compensation Table

					Long Term Compensation(1)
			Annual Compensation		Awards
						All Other Compensation ($)
Name and Principal Position	Year		Salary($)	Bonus($)	Securities Underlying Options(#)
Edward Kaplan Chairman and Chief Executive Officer	2002 2001 2000		$571,021 533,500 529,397	$346,672 — —	— — —	$20,250 20,255 22,374	(2)
John W. Paxton President, Bar Code Business Unit	2002 2001 2000	*	$405,769 — —	$243,461 — —	— — —	$45,194 — —	(3)
Charles R. Whitchurch Chief Financial Officer and Treasurer	2002 2001 2000		$236,993 233,746 224,672	$35,700 — 10,887	— — —	$10,253 9,806 13,295	(4)
Michael T. Edicola Vice President Human Resources	2002 2001 2000		$211,276 198,238 180,000	$63,383 8,866 4,138	— —	$8,891 7,962 2,327	(5)
Veraje Anjargolian Vice President and General Manager, Card Printer Business Unit	2002 2001 2000		$196,766 206,365 169,536	$69,158 40,944 32,616	— — —	$9,438 10,948 5,965	(6)

(1)
None of the Named Officers had any restricted stock holdings as of December 31, 2002.

(2)
Consisting of 401(k) contributions of $5,500, profit sharing plan payments of $3,204, disability insurance of $6,766, automobile allowance of $3,960, and life insurance of $820.

(3)
Consisting of life insurance of $1,242, and relocation expenses of $43,952.

(4)
Consisting of 401(k) contributions of $5,500, profit sharing plan payments of $3,204, disability insurance of $1,007, and life insurance of $542.

(5)
Consisting of 401(k) contributions of $5,500, profit sharing plan payments of $3,204, and life insurance of $187.

(6)
Consisting of 401(k) contributions of $2,229, profit sharing plan payments of $3,204, automobile allowance of $3,489, and life insurance of $516.

*
Mr. Paxton's employment with the Company commenced on February 22, 2002.

        Options Granted in Year ended December 31, 2002.    The following table provides information on stock options granted to the Named Officers in the year ended December 31, 2002.

Options Granted in 2002

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(1) (#)
		Percent of Total Options/SARs Granted to Employees in Fiscal Year
			Exercise or Base Price(2) ($/Sh)
				Expiration Date
Name					5%	10%
Edward L. Kaplan	—	—	—	—	—	—
John W. Paxton	100,000	15.18	50.06	2/22/12	3,148,246	7,978,275
Charles R. Whitchurch	25,000	3.80	48.64	2/08/12	764,736	1,937,991
Michael T. Edicola	25,000	3.80	48.64	2/08/12	764,736	1,937,991
Veraje Anjargolian	17,500	2.66	48.64	2/08/12	535,315	1,356,594

(1)
Option grants for Named Officers who received grants in 2002 consisted of grants that are exercisable as follows: 15% on the first anniversary date in February 2003, 17.5% on the second anniversary date in February 2004, 20% on the third anniversary date in February 2005, 22.5% on the fourth anniversary date in February 2006 and 25% on the fifth anniversary date in February 2007.

(2)
The exercise price for all stock option grants is the fair market value of the Company's common stock on the date of grant.

(3)
The dollar amounts under these columns are based on assumed 5% and 10% appreciation rates in accordance with the rules of the SEC. This table is not intended to predict future movements of the Company's stock price.

        Aggregated Option Exercises in Year Ended December 31, 2002, and Year-End Option Values—The following table provides information on the option exercises in 2002 by the Named Officers and the Named Officers' unexercised options at December 31, 2002.

Aggregated Option Exercises in 2002 and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)	Value of Unexercised In-The-Money Options at Fiscal Year-End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Edward L. Kaplan	—	—	0/0	0/0
John W. Paxton	—	—	0/100,000	0/724,000
Charles R. Whitchurch	10,000	330,718	28,150/36,850	885,464/519,911
Michael T. Edicola	10,500	168,732	600/37,900	9,855/377,320
Veraje Anjargolian	4,350	117,038	3,250/32,300	0/338,159

(1)
The value per option is calculated by subtracting the exercise price from the closing price of the Company's Common Stock on the Nasdaq Stock Market on December 31, 2002, of $57.30.

        Employment Agreements—On February 17, 2002, the Company entered into an Employment Agreement with John Paxton. Under this agreement, Mr. Paxton receives a stated annual base salary and received an option to purchase 100,000 shares of the Company pursuant to the 1997 Stock Option Plan.

        The Company entered into an arrangement with Michael T. Edicola whereby, upon the termination of his employment other than for cause, Mr. Edicola will continue to receive his base salary until the earlier of his acceptance of other employment or the end of the six-month period beginning on the termination date.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        As part of its corporate governance improvement program, the Board has established a Compensation Committee composed of two independent directors. Beginning in 2003, the Compensation Committee will determine the compensation of the executive officers of the Company. In the past, compensation for the Company's executive officers, other than the Chief Executive Officer, was determined by the Company's Chief Executive Officer, Edward L. Kaplan, because of the relatively small number of executive officers and Mr. Kaplan's personal knowledge of the relative performance and responsibilities of each executive officer. The Board established Mr. Kaplan's compensation. Mr. Kaplan submitted to the Board of Directors for its consideration a proposal for his own compensation package, which was reviewed and approved by the independent members of the Board, with Mr. Kaplan recusing himself.

        Compensation Elements—For 2002, the primary components of the Company's executive officer compensation program were base salaries and cash bonuses based on Company and departmental performance.

        Base Salaries—In determining the base salaries of other executive officers, Mr. Kaplan reviewed various technology industry salary surveys, and he targeted salaries at levels competitive to those provided to executives with similar responsibilities in businesses that he viewed as comparable to the Company. Mr. Kaplan also attempted to maintain a salary structure for the executive group that, vis-à-vis each executive, gives credit for relative seniority and scope of assigned responsibilities.

        Mr. Kaplan's salary, as approved by the Board, was based upon its subjective evaluation of Mr. Kaplan's contributions to the Company and his importance to the Company's continued growth. The Board reviewed the American Electronics Association Executive Compensation Survey (the

"Survey") to confirm Mr. Kaplan's salary level was within the ranges represented by the Survey, but did not target Mr. Kaplan's salary at a particular point within the Survey's compensation ranges.

        Bonus—Executive bonuses for 2002 were performance-related. Bonuses were designed to reward management for achieving and exceeding goals for Company performance, as well as performance goals for particular departments.

        Mr. Kaplan and each of the other Named Officers participated in the Company's 2002 Executive Bonus Plan (the "Bonus Plan"). Mr. Kaplan established the Bonus Plan after meetings with the other executive officers to discuss the Company's targeted performance goals, and the Board approved Mr. Kaplan's participation in the Bonus Plan. Under the Bonus Plan, cash bonuses paid to each of the Named Officers for 2002 were directly related to the Company's overall financial performance. Bonuses were determined by multiplying the particular officer's base salary by (1) his designated bonus percentage and (2) a performance factor based upon the Company's achievement of targeted levels of operating profit for 2002. Designated bonus percentages were based upon seniority and relative positions within the Company's organizational structure.

        Stock Options—The Company awards stock options to executive officers to provide competitive compensation packages and because the Company believes it is important that all of the Company's key executive officers have a meaningful equity stake in the Company so that they have an incentive to create shareholder value over a long-term investment horizon. In 2002, the Company granted 25,000 stock options to Charles R. Whitchurch, 25,000 stock options to Michael T. Edicola and 17,500 stock options to Veraje Anjargolian. The Company also granted 100,000 stock options to John W. Paxton in 2002 in connection with his joining the Company as President of the Bar Code Business Unit. The Committee for the 1997 Stock Option Plan administered options granted in 2002. The Compensation Committee will administer options granted in the future.

        Compliance With Section 162(m)—The Board of Directors currently intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. In the future, however, if, in the judgment of the Board, the benefits to the Company of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Company of the failure to satisfy these conditions, the Board may adopt such a program.

Board of Directors

Gerhard Cless	David P. Riley
Edward L. Kaplan	Michael A. Smith
Christopher G. Knowles	John W. Paxton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Chief Executive Officer, Mr. Kaplan, determined the compensation to be paid to the Company's executive officers, other than himself, for the year ended December 31, 2002. The independent members of the Board of Directors approved the compensation to be paid to Mr. Kaplan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In May 1989, the Company entered into a lease agreement for its facility and certain machinery, equipment, furniture and fixtures with Unique Building Corporation ("Unique"), a corporation owned by Messrs. Kaplan and Cless and Stewart Shiman (a former executive officer of the Company). Since its inception, the lease has been amended to cover expansions of the facility. The lease was amended, effective July 1999, to include space that was added in 1999.

        The facility portion of the lease is treated as an operating lease and has a term ending on June 30, 2014. Base monthly rental payments were $173,731 in 2002 through March 31, 2003, increased to $185,946 from April 1, 2003 through June 30, 2004, and will increase to $194,702 from July 1, 2004 through March 31, 2008. Base monthly rental payments will decline to $67,132 from April 1, 2008 through June 30, 2009, and will then increase to $77,202 from July 1, 2009 through June 30, 2014.

        The lease agreement includes a modification to the base monthly rental, which goes into effect if the prescribed rent payment is less than the aggregate principal and interest payments required to be made by Unique under certain Industrial Revenue Bonds. The Industrial Revenue bonds are supported by a Letter of Credit issued by American National Bank. The Company guaranteed $700,000 of Unique's obligation to such bank under the agreement relating to the Letter of Credit. Under the portion of the lease agreement with Unique, which is accounted for as a capital lease, the Company leases machinery, equipment, furniture, and fixtures at a monthly rental of $5,725 over the lease term.

PROPOSAL 2
APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY INCREASING THE MAXIMUM NUMBER OF DIRECTORS

        The Board of Directors has unanimously adopted a resolution proposing an amendment to the Company's Certificate of Incorporation to increase the maximum number of directors from seven to eleven.

APPROVAL OF THE INCREASE OF THE MAXIMUM NUMBER OF DIRECTORS

        Article Eleven of the Company's Certificate of Incorporation currently provides that the authorized number of directors shall be no less than two nor more than seven, with the exact number of directors to be fixed by the Board of Directors. The Company presently has six directors, but the Board of Directors anticipates that it will increase the number of directors to seven in the foreseeable future so that it will be able to add another independent director, thereby causing a majority of the directors to be independent. After the Company's board is increased to seven directors, it will be at its maximum size under the existing Certificate of Incorporation.

        The affirmative vote of the holders of 66 2/3% of the outstanding voting power of the Company's common stock is required to approve an amendment to Article Eleven of the Certificate of Incorporation.

        The complete text of the proposed amendment to the Certificate of Incorporation providing for the increase in the maximum number of directors is attached as Exhibit B. Please read Exhibit B in its entirety.

        The Company is not aware of any present third-party plans to gain control of the Company, and the amendment to the Certificate of Incorporation is not being recommended in response to any such plan. Rather, the Board of Directors is recommending the amendment as part of its periodic review of the Company's corporate governance mechanisms and to provide the Board with the flexibility that may be required in light of new requirements regarding director independence or other corporate governance matters. The Board of Directors has no present intention of soliciting a stockholder vote on any other proposals having anti-takeover effects, or of increasing the number of directors to more than seven, although it may determine to do so in the future.

ADVANTAGES OF THE INCREASE OF THE MAXIMUM NUMBER OF DIRECTORS

        The proposed amendment to the Certificate of Incorporation would increase the upper limit of the authorized number of directors to be not more than eleven. The Board of Directors believes that this proposed amendment is in the best interests of the Company and its stockholders. Once the Nominating Committee completes its search for an additional independent director and such independent director is appointed to the Board, the Company will be unable to increase the Board's size unless the proposed amendment is approved. By giving the Board additional flexibility regarding the number of directors, the proposed amendment would enable the Company to take timely advantage of the availability of well-qualified candidates for appointment to the Board of Directors, particularly candidates from outside the Company whose breadth of skills and industry experience will benefit the Company and its stockholders. In addition, the Board of Directors seeks the flexibility that may be required to meet new requirements and proposals from the SEC and the stock exchanges regarding director independence or other corporate governance matters.

DISADVANTAGES OF THE INCREASE OF THE MAXIMUM NUMBER OF DIRECTORS

        If the amendment to increase the maximum number of directors is approved, the incumbent Board of Directors will be entitled, without further stockholder approval, to increase the size of the Board up to the maximum number permitted by the Certificate of Incorporation and to appoint persons as directors to fill those vacancies. Under certain scenarios, an exercise of this right by the Board of Directors might increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of the Company's outstanding Common Stock. Thus, the proposed amendment could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests.

RELATIONSHIP OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS WITH ANTI-TAKEOVER EFFECTS, THE NASDAQ MARKETPLACE RULES AND THE COMPANY'S RIGHTS AGREEMENT

Certificate of Incorporation

        Authorized Shares Available For Future Issuances.    The Certificate of Incorporation contains provisions that could be viewed as having an antitakeover effect. The Certificate of Incorporation currently authorizes the issuance of 50,000,000 shares of Class A Common Stock, 28,358,189 shares of Class B Common Stock and 10,000,000 shares of Preferred Stock. The Company could (within the limits imposed by applicable law and The Nasdaq Marketplace Rules) issue the authorized and available Class A Common Stock and Preferred Stock, generally without further stockholder approval. Additional shares of Class B Common Stock could be issued upon the approval of the holders of a majority of the outstanding Class B Common Stock. The Board of Directors has discretion to establish, without stockholder approval, the terms, rights and preferences of any future issuances of preferred stock. Any issuance of additional shares could be used to discourage a change in control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. All of these provisions have been in place since the Company's initial public offering, except that the Company's authorized Class A Common Stock was increased to 50,000,000 shares in June 1997. In addition, shares of Common Stock and Preferred Stock may be issued in the event that Rights issued in connection with the Company's Rights Agreement described below are exercised.

        Class B Common Stock.    The Class B Common Stock authorized by the Certificate of Incorporation has powers, preferences, rights, qualifications, limitations and restrictions, which are essentially identical to the Class A Common Stock, except for certain voting and transfer features. For each matter submitted to stockholders for a vote, each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held by such holder and each holder of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock held by such holder. Class B Common Stock has been issued and outstanding since the Company's initial public offering. As of March 25, 2003, there were 27,567,681 shares of Class A Common Stock outstanding, which represented 88.2% of the aggregate number of issued and outstanding shares of the Company's Common Stock and 42.8% of the vote on matters submitted to stockholders. As of such date, there were 3,682,275 shares of Class B Common Stock outstanding, which represented 11.8% of the aggregate number of issued and outstanding shares of the Company's Common Stock and 57.2% of the vote on matters submitted to stockholders. Although Section 214 of the Delaware General Corporation Law provides that a corporation may provide for cumulative voting in its Certificate of Incorporation, the Company's Certificate of Incorporation does not provide cumulative voting with respect to the election of directors or any other matter.

        Special Meetings, Consent Action and Other Amendments.    Article FIFTH of the Certificate of Incorporation provides that a special meeting of stockholders may be called (i) by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors or (ii) by stockholders representing at least 66 2/3% of the Company's voting power. Under Article FIFTH, stockholder action by written consent also requires a 66 2/3% supermajority vote. Under Article SIXTH, the By-laws may be amended by the Board of Directors or by a 66 2/3% supermajority vote of the holders of the Company's outstanding Common Stock. The affirmative vote of the holders of shares representing 66 2/3% of the voting power of the Company's Common Stock is also required to amend these provisions of the Certificate of Incorporation. Thus, proposals for stockholder action, such as a proposed amendment to the By-laws of the Company or a proposal for the removal of directors or election of new directors, are more likely to be entertained at an annual meeting of the Company's stockholders than at a special meeting. Further, a proxy contest initiated by a potential acquiror is more likely to occur in connection with an annual meeting of stockholders than a special meeting. Further, stockholder action by written consent is more difficult because of the supermajority voting requirement. All these provisions have been in place since the Company's initial public offering.

        Classified Board of Directors.    At the Company's 2002 Annual Meeting, the stockholders of the Company approved an amendment to the Certificate of Incorporation that added a new Article ELEVENTH that classified the Board of Directors into three classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term. Article ELEVENTH also provides that a director elected by the Board of Directors to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director's successor has been elected and qualified or until his or her earlier death, resignation, retirement or removal. Prior to the expiration of his or her three year term, a director can be removed by the stockholders for cause, but not in other circumstances. Unless a director is removed or resigns, three annual elections are needed to replace all of the directors on the Board of Directors. The affirmative vote of the holders of shares representing 66 2/3% of the voting power of the Company's Common Stock is required to amend Article ELEVENTH of the Certificate of Incorporation. The classified Board has the effect of increasing the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of the Company's outstanding Common Stock. Therefore, the classified Board could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests.

By-laws

        The Board of Directors also unanimously approved an amendment to the By-laws for the Company that makes the provisions of the By-laws regarding the maximum number of directors consistent with the proposed amendment to the Certificate of Incorporation. The amendment to the By-laws will only be effective if the Company's stockholders approve the proposed amendment increasing the maximum number of directors at the Annual Meeting.

        The By-laws may be considered to contain anti-takeover provisions, as they (i) impose advance notice requirements for stockholder nominations to the Board of Directors and stockholder proposals, (ii) allow the Board of Directors to designate the annual meeting date without restriction and (iii) allow the Board of Directors to dictate the conduct of stockholder meetings. These By-law provisions could enable the Company to delay undesirable stockholder actions to give the Company necessary time and information to adequately respond.

The Nasdaq Marketplace Rules

        The Nasdaq Marketplace Rules do not contain any limitation on the adoption of proposals with respect to increasing the maximum number of directors.

Stockholders Rights Agreement

        The Board of Directors adopted a stockholder rights agreement (the "Rights Agreement") pursuant to which the Company declared a dividend of one Class A Right (a "Class A Right") for each outstanding share of Class A Common Stock and one Class B Right (a "Class B Right," and together with the Class A Rights, the "Rights") for each outstanding share of Class B Common Stock of the Company. The dividend was payable on March 15, 2002 (the "2002 Record Date") to the stockholders of record on that date. Each Class A Right entitles the registered holder to purchase from the Company after the Distribution Date (as defined below) one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Shares"), of the Company and each Class B Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series B Junior Participating Preferred Stock, par value $.01 per share (the "Series B Preferred Shares," and together with the Series A Preferred Shares, the "Preferred Shares"), of the Company, at a price of $300.00 per one ten-thousandth of a Class A Preferred Share or Class B Preferred Share, as the case may be (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement dated March 14, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent (the "Rights Agent"), a copy of which has been filed with the Securities and Exchange Commission as an exhibit to a registration statement on Form 8-A and current report on Form 8-K.

        Until the earlier of (1) the close of business on the tenth day after the first public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of Class A Common Stock equal to or greater than 15% or more of the then-outstanding Common Stock of the Company (an "Acquiring Person"), or (2) the close of business on the tenth day (or such later date as may be determined by action of the Company's Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership of such person or group of Class A Common Stock equal to or greater than 15% of such outstanding Common Stock of the Company (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the Common Stock certificates, will be transferable only by the transfer of the Common Stock associated with such Rights and any transfer of the Common Stock (including a transfer to the Company) will constitute a transfer of the Rights. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the 2002 Record Date, upon transfer or new issuance of Common Stock, will contain a legend incorporating the Rights Agreement by reference. Notwithstanding the foregoing, none of Gerhard Cless, Edward L. Kaplan or certain of their relatives or related entities shall be deemed an Acquiring Person. As described below, after a person or group becomes an Acquiring Person, the Rights may not be redeemed or amended.

        As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights. Each Class A Right is exercisable for one ten-thousandth of a Series A Preferred Share, and each Class B Right is exercisable for one ten-thousandth of a Series B Preferred Share, in each case at the then-current Purchase Price at any time after the Distribution Date. The Rights will expire on March 14, 2012 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Company redeems the Rights earlier, in each case, as described below.

        If a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Class A Right and each holder of a Class B Right (other than those described in the next sentence) will thereafter have the right to receive, upon exercise and instead of Preferred Shares, Class A Common Stock or Class B Common Stock, as the case may be (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. All Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be void.

        At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Class A Rights and Class B Rights (other than Rights owned by such person or group that have become void), in whole or in part, without any additional payment, for Class A Common Stock or Class B Common Stock, as the case may be, at an exchange ratio of one share of Common Stock (or of a share of a class or series of the Company's preferred shares having equivalent rights, preferences and privileges), per Right (subject to adjustment).

        At any time after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, if (i) the Company is the surviving corporation in a merger with any other company or entity, (ii) the Company is acquired in a merger or other business combination transaction, (iii) 50% or more of the Company's consolidated assets or earning power are sold, or (iv) an Acquiring Person engages in certain "self-dealing" transactions with the Company, each holder of a Right (other than those whose Rights have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price of the Right, that number of shares of common stock of the surviving or acquiring company which at the time of such transaction will have a market value of two times the Purchase Price of such Right.

        At any time prior to a person or group becoming an Acquiring Person, the Board of Directors of the Company may redeem all, but not less than all, of the Rights at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        A committee of the Board comprised of the independent directors will review the Rights Plan at least every three years, and if a majority of the members of that committee deems it appropriate, the committee may recommend to the Board a modification or termination of Rights Plan.

        To cure any ambiguity or to make any other changes, the Board of Directors of the Company may amend any of the provisions of the Rights, which the Board deems necessary or desirable. After a person or group becomes an Acquiring Person, however, any such amendment must not adversely affect the interests of Rights holders (excluding the interests of any Acquiring Person).

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

STOCKHOLDER PROPOSAL:
PROPOSAL 3
REPORT REGARDING DIVERSITY OF BOARD CANDIDATES

        Calvert Asset Management Company Inc., whose address is 4550 Montgomery Avenue, Bethesda, Maryland 20814, the holder of 270 shares of the Company's Class A Common Stock, has advised Zebra that it plans to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Company accepts no responsibility, is set forth below.

  WHEREAS:

        We believe that board diversity is not a social imperative, but a strategic one. Diversified boards promote better understanding of the market place and this understanding can lead to increased revenues and profitability.

        We believe board diversity enhances shareholder value. A growing body of academic research shows that there is a significant positive relationship between the percentage of women or minorities on boards and firm value. This is a view strongly supported by Connecticut State Treasurer Denise L. Nappier, principal fiduciary of the $18 billion Connecticut Retirement Plans and Trust Fund, who believes that "shareholder value and corporate bottom lines are enhanced by an independent and diverse board."

        We believe diversity provides for more effective problem solving and decision making and even high caliber boards can suffer from "group think" if not infused with different perspectives.

        We believe that boards that look more like the workforce can help dispel negative stereotypes and catalyze efforts to recruit, retain, and promote the best people including women and minorities.

        We believe board diversity is a growing focal point for social investors, who now account for one in eight dollars invested. Increasingly, all-white all-male boards are viewed negatively by these investors which may diminish your attractiveness to an important investor community. For example, TIAA-CREF, an institutional investor with over $270 billion in assets under management has issued a set of corporate governance guidelines which include a call for "diversity of directors by experience, sex and race."

        We believe that the Board of Directors or its Nominating Committee should take every reasonable step to ensure that women and minorities are a routine part of every board search the company undertakes.

  BE IT RESOLVED:

        That the Board of Directors, or its Nominating Committee, in its search for suitable board candidates, makes a greater effort to search for qualified women and minority candidates for nomination to the Board of Directors. To that end, we request that the company provide to shareholders, at reasonable expense, four months from the date of the 2003 annual meeting, a report which includes a description of:

  1.
  The company's efforts to encourage diversified representation on the board.

  2.
  A description of the criteria for selecting board candidates.

  3.
  A description of the process used to select board nominees.

  4.
  A description of the process used to select the board's nominating committee members.

THE POSITION OF THE BOARD OF DIRECTORS WITH RESPECT TO PROPOSAL 3:

        Zebra is committed to racial and gender diversity throughout the Company and has adopted employment policies regarding that commitment. The Nominating Committee will always search for the most qualified candidates, regardless of race, gender or other classification, with the background, experience, knowledge, and skills required to oversee the operations of a corporation as large and as complex as Zebra. The criteria for any search would include the Company's policy not to discriminate on the basis of race, gender or ethnicity and that the board is supportive of any qualified candidate who would also provide the board with more diversity. While Zebra supports certain of the principles underlying this stockholder proposal, the Company believes it is important to balance many considerations, including diversity, in the nomination of director candidates and that this proposal would, if adopted, interfere with the Company's pursuit of such balance, as well as add additional administrative burden to Zebra without providing any real benefit to its stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE APPROVAL OF PROPOSAL 3.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of Zebra Technologies Corporation's Board of Directors is comprised of three directors, all of which are independent under current NASD listing standards, and operates under a written charter adopted by the Board of Directors that is attached to this proxy statement as Exhibit A. The members of the Audit Committee are: Michael Smith, Chair, Christopher Knowles and David P. Riley.

        The Audit Committee has received reports and met and held discussions with management, the internal auditors and the independent accountants. The Audit Committee has reviewed and discussed Zebra's audited financial statements with management. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1., and has discussed with the independent accountants the independent accountant's independence.

        The Audit Committee recommended that the Board of Directors include the audited financial statements of the Company in Zebra's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC. This recommendation was based on the Audit Committee's discussion with management, internal auditors and its independent accountants as well as the Committee's reliance on the representation of management that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Michael Smith, Chair Christopher Knowles David P. Riley

        Fees of Independent Auditors—Even though the applicable rules under the Sarbanes-Oxley Act of 2002 have not yet become effective, the Audit Committee has implemented policies and procedures for the pre-approval of all audit, audit-related, tax and permitted non-audit services for the Company. The Audit Committee has pre-approved certain audit, audit-related, tax and permitted non-audit services to be performed by our independent auditors, KPMG LLP. These pre-approved services include the annual audit and quarterly reviews of our consolidated financial statements and the Company's periodic filings with the SEC; annual audit and related filings for the Company's 401(k) plan; tax compliance services for the United States and the United Kingdom; other incidental tax advisory services; incidental services for mergers and acquisitions (in advance of formal on-site due diligence reviews); and formal on-site due diligence reviews for mergers and acquisitions. The Audit Committee has established maximum yearly limits on each of the foregoing categories of pre-approved services; any amounts over the pre-established limits must expressly receive pre-approval by the Audit Committee. Additionally, the Audit Committee has directed KPMG LLP not to perform any services for the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002.

        The Company paid KPMG LLP the following fees for services provided for the years ended December 31, 2002 and 2001:

Fees	2002	2001
Audit Fees (1)	$392,200	$384,390
Audit-Related Fees (2)	15,000	16,950
Tax Fees (3)	556,900	174,843
Financial Information Systems Design and Implementation Fees	—	—
All Other Fees (4)	—	63,559

(1)
For the audit of annual financial statements and reviews of the financial statements included in the quarterly reports on Form 10-Q.

(2)
For assurance and related services in connection with 401(k) plan audits.

(3)
For tax advice, tax planning, and tax compliance; for 2002, includes payments for consulting services related to the formation of a single sales company, and for 2001, includes payments for tax assistance concerning litigation of a dispute over a 1998 tax assessment with the Illinois Department of Revenue.

(4)
For services related to the Company's proposed acquisition of Fargo Electronics, Inc.

PERFORMANCE GRAPH

        The graph set forth below compares the cumulative total stockholder return on the Class A Common Stock of the Company for the last five years with the cumulative total return on the Nasdaq Market Index and the MG Industry Group 815—Computer Peripherals Index—over the same period.

Five-Year Comparison of Cumulative Returns

	December 31,
	1997	1998	1999	2000	2001	2002
Zebra Technologies Corporation	$100.00	$96.64	$196.64	$137.13	$186.95	$192.61
MG Group Index	100.00	124.86	249.35	199.02	172.86	129.45
Nasdaq Market Index	100.00	141.04	248.76	156.35	124.64	86.94

        Assumes $100 invested on December 31, 1997 in the Company's Class A Common Stock, the Nasdaq Market Index and the MG Industry Group 815, with reinvestment of dividends.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

        The following table presents, as of March 25, 2003, certain information with respect to the beneficial ownership of the Company's Common Stock by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of any class of Common Stock, (2) each director of the Company, (3) each of the Named Officers and (4) all directors and executive officers of the Company as a group.

	Class A Common Stock			Class B Common Stock
Name and Address	Number		% of Class	Number		% of Class	% of Total Voting Power(1)
Edward L. Kaplan	—		—	868,388	(3)	23.6%	13.5%
Carol K. Kaplan(2)	—		—	868,388	(4)	23.6%	13.5%
Gerhard Cless	25,000	(5)	*	2,004,048	(6)	54.4%	31.2%
Ruth I. Cless(2)	25,000	(5)	*	2,004,048	(7)	54.4%	31.2%
Christopher G. Knowles	14,000	(8)	*	—		—	*
John W. Paxton	15,000	(9)	*	—		—	—
David P. Riley	8,000	(10)	*	—		—	*
Michael A. Smith	19,000	(11)	*	—		—	*
Charles R. Whitchurch	29,381	(12)	*	—		—	*
Michael T. Edicola	5,106	(13)	*	—		—	*
Veraje Anjargolian	8,750	(14)	*	—		—	*
Neuberger Berman, Inc.	2,753,087	(15)	10.0%	—		—	4.3%
Kayne Anderson Rudnick Investment Management LLC	1,384,547	(16)	5.0%	—		—	2.2%
FMR Corp.	1,727,755	(17)	6.3%	500,450	(17)	13.6%	10.5%
All Executive Officers and Directors as a group (12 persons)	162,490	(18)	*	2,872,436	(3,6,19)	78.0%	44.9%

*
Less than one percent.

(1)
Each share of the Class A Common Stock has one vote and each share of the Class B Common Stock has ten votes. This column shows the combined voting power of all Class A Common Stock and Class B Common Stock beneficially owned by each of the listed persons. The percentages are based on the outstanding number of Class A Common Stock and Class B Common Stock as of March 25, 2003. Each share of Class B Common Stock is also convertible at any time into one share of Class A Common Stock, at the option of the holder.

(2)
The address of this stockholder is c/o Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061.

(3)
Includes 268,388 shares held of record or beneficially by Mr. Kaplan's wife, Carol, which may be deemed to be beneficially owned by Mr. Kaplan. If converted into Class A Common Stock, these 868,388 shares would constitute 3.1% of the Class A Common Stock (assuming conversion of these shares).

(4)
Includes 600,000 shares held of record or beneficially by Mr. Kaplan, of which Mrs. Kaplan disclaims beneficial ownership. If converted into Class A Common Stock, these 868,388 shares would constitute 3.1% of the Class A Common Stock (assuming conversion of these shares).

(5)
Represents 25,000 shares held by a foundation of which each of Mr. Cless and Mrs. Cless are one of six directors.

(6)
Includes 1,493,511 shares held of record or beneficially by Mr. Cless' wife, Ruth, which may be deemed to be beneficially owned by Mr. Cless. If converted into Class A Common Stock, these 2,004,048 shares would constitute 6.8% of the Class A Common Stock (assuming conversion of these shares).

(7)
Represents 987,775 shares held by Grantor Retained Annuity Trusts of which Mr. Cless is the beneficiary and Mrs. Cless is the trustee, and includes 510,537 shares held of record or beneficially by Mr. Cless, of which Mrs. Cless disclaims beneficial ownership. If converted into Class A Common Stock, these 2,004,048 shares would constitute 6.8% of the Class A Common Stock (assuming conversion of these shares).

(8)
Represents 14,000 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(9)
Represents 15,000 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(10)
Represents 8,000 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(11)
Includes 11,000 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(12)
Includes 22,375 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(13)
Includes 5,050 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(14)
Represents 8,750 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(15)
As reported on a Schedule 13G/A filed by Neuberger Berman, Inc. on February 12, 2003. According to such 13G/A, Neuberger Berman, Inc. has sole voting power with respect to 48,119 of these shares, shared voting power with respect to 1,985,145 of these shares and shared dispositive power with respect to all 2,753,087 of these shares. The address of this stockholder is 605 Third Avenue, New York, New York 10158.

(16)
As reported on a Schedule 13G filed by Kayne Anderson Rudnick Investment Management LLC on February 7, 2003. According to such 13G, Kayne Anderson Rudnick Investment Management LLC has shared voting power and shared dispositive power with respect to all 1,384,547 of these shares. The address of this stockholder is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

(17)
As reported by FMR Corp. by letter on March 26, 2003. According to such letter, Fidelity Management & Research Company and FMR Co., wholly owned subsidiaries of FMR Corp., were the beneficial owners of 808,920 shares of Class A Common Stock and 500,540 shares of Class B Common Stock. If converted into Class A Common Stock, these 500,450 shares would constitute 1.9% of the Class A Common Stock (assuming conversion of these shares). The address of these entities is 82 Devonshire Street, Boston, Massachusetts 02109.

  Fidelity Management and Trust Company, a wholly owned subsidiary of FMR Corp., was the beneficial owner of 203,380 shares of Class A Common Stock. The address of this affiliate is 82 Devonshire Street, Boston, Massachusetts 02109.

  Fidelity International Limited, an affiliate of FMR Corp., was the beneficial owner of 715,455 shares of Class A Common Stock. The address of this beneficial owner is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

(18)
Includes 118,424 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(19)
If all shares of Class B Common Stock held beneficially by Messrs. Kaplan and Cless and their wives were converted into shares of Class A Common Stock, All Executive Officers and Directors as a group would hold an aggregate of 3,034,926 shares of Class A Common Stock, which represents 10.0% of the Class A Common Stock (assuming conversion of these shares).

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information related to the Company's equity compensation plans as of December 31, 2002.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (c)
Equity Compensation Plans Approved by Security Holders	1,665,395	$43.51	1,506,587
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,665,395	$43.51	1,506,587

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF AUDITORS

        The Audit Committee has appointed KPMG LLP, independent certified public accountants, as auditors of the Company's financial statements for the year ending December 31, 2003. KPMG LLP has acted as auditors for the Company since July 1991.

        The Board has determined to afford stockholders the opportunity to express their opinions on the matter of auditors for the Company, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee's appointment of KPMG LLP. If this proposal does not receive the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting, in person or by proxy, the Board of Directors will interpret this as an instruction to seek other auditors.

        The Company expects that representatives of KPMG LLP will be present at the Annual Meeting and available to respond to questions. These representatives will be given an opportunity to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF KPMG LLP AS AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003.

OTHER MATTERS

        Solicitation—The cost of this proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities. The Company will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for an election of directors in the absence of a contest.

        Proposals of Stockholders—Under SEC Rule 14a-8, stockholder proposals for the annual meeting of stockholders to be held in 2004 will not be included in the Proxy Statement for that meeting unless the proposal is proper for inclusion in the Proxy Statement and for consideration at the next annual meeting of stockholders, and is received by the Secretary of the Company at the Company's executive offices, which are located at 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061, no later than            2003, which is 120 days before the anniversary date of the release of this proxy statement to Stockholders. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as the Company's By-Laws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. The Company's By-Laws provide that stockholders desiring to bring business before the 2004 Annual Meeting, including nomination of a person for election to the Company's Board of Directors, must provide written notice to the Company's Secretary at the Company's executive offices no earlier than 75 days before, and no later than 45 days before, the one year anniversary of the mailing of this Proxy Statement. The written notice must include the information required by Section 2.4 of the By-Laws.

        Other Business—The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company's Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the meeting, however, it is intended that the persons named in the proxy will vote as directed by the Board of Directors.

        Annual Report to Stockholders—The Company's Annual Report to Stockholders for the year ended December 31, 2002, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

        Annual Report on Form 10-K—The Company will furnish without charge to any stockholder as of the record date a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC. Requests for such materials should be made in writing and directed to Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061, Attention: Charles R. Whitchurch.

By Order of the Board of Directors
Gerhard Cless Secretary

EXHIBIT A
ZEBRA TECHNOLOGIES CORPORATION
AUDIT COMMITTEE CHARTER

  A.    Authority

        The Audit Committee (the "Committee") of the Board of Directors (the "Board of Directors" or the "Board") of Zebra Technologies Corporation (the "Company") is established pursuant to Article III, Section 3.10 of the Company's By-Laws and Section 141(c) of the Delaware General Corporation Law. The Chair of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chair, the members of the committee, by majority vote, may designate a Chair.

  B.    Purpose

        The Committee shall provide assistance to the members of the Board of Directors in fulfilling its oversight functions with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries. In so doing, it shall be the goal of the Committee to maintain free and open means of communication between the members of the Board, the Company's independent public accountants who audit the Company's financial statements (the "Auditors"), the Company's financial management and the Company's internal auditing staff. While it is not the Committee's responsibility to certify the Company's financial statements or to guarantee the auditor's report, the Committee will facilitate discussions among the Board, the Auditors, and the Company's management and internal auditors.

        The functions of the Committee are enumerated in section E of this Charter.

  C.    Composition

        The Committee shall be comprised of three "independent" directors of the Board who shall satisfy the requirements of the Sarbanes-Oxley Act, the NASDAQ National Market and any other applicable requirements.

  D.    Meetings

        The Committee shall meet with such frequency and at such intervals as it shall determine necessary to carry out its duties and responsibilities, but no less than quarterly. In addition, the Committee shall hold any special meetings as may be necessary or called by the Chairman of the Committee or at the request of the Auditors or the Company's management or internal auditing staff. Members of the Auditors, the Company's management or internal auditing staff, or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. As part of its purpose to foster open and candid communication, the Committee shall meet periodically as necessary with the Auditors, and the Company's management and internal auditing staff and any others that the Committee invites to meet with it in separate executive sessions to discuss any matters that the Committee or these individuals believe should be discussed privately with the Committee. The Committee may meet via telephone conference calls or take action in writing executed by all the members. Except as otherwise specifically provided for in this Charter, a quorum shall consist of two members.

        The Chairman of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairman will also cause to be prepared and circulated to the Committee Members minutes of each meeting.

  E.    Functions

        In carrying out its functions, the Committee's policies and procedures should remain flexible, so that it may be in a position to react or respond to changing circumstances or conditions. The Committee shall review and reassess no less than annually the adequacy of the Committee's Charter. While there is no "blueprint" to be followed by the Committee in carrying out its functions, the following shall be considered within the Committee's authority.

        The Committee's functions may be divided into the following general categories: (1) overseeing financial reporting, (2) evaluating independent and internal audit processes (3) reviewing internal controls established by management, and (4) other functions. The Committee shall:

    1.    Financial Reporting

      a.
      Meet at least four (4) times annually with the Auditors and the Company's management to discuss, review and comment upon the interim financial statements to be included in each of the Company's Quarterly Reports on Form 10-Q prior to the public announcement of financial results and the filing of such reports with the Securities and Exchange Commission (the "SEC"). All members of the Committee are encouraged to attend these meetings, however, a quorum for these meetings or for this portion of regular meetings of the Committee may be the Chair of the Committee as authorized by applicable rules.

      b.
      Review with the Auditors and the Company's management and the internal auditing staff the Company's annual financial statements to be included in the Company's Annual Report on Form 10-K prior to the public announcement of financial results and the filing of the Form 10-K with the SEC.

      c.
      Based upon discussions with, and reliance upon, the Auditors and the Company's management, cause to be prepared a report for inclusion in the Company's proxy statement, which report will satisfy the requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). In addition, the Committee will provide any other disclosure, in the Company's filings with the SEC or otherwise, required by applicable securities laws, rules and regulations or by the rules of any securities exchange or market on which securities of the Company are listed or quoted.

      d.
      Discuss with the Auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles and financial disclosure practices used or proposed and the appropriateness of significant management judgments.

      e.
      Discuss with management and the Auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

    2.    Independent and Internal Audit Processes

      a.
      Assume responsibility for the appointment, replacement or termination, compensation and oversight of the work of the Auditors (including resolution of disagreements between the Auditors, the Company's management and the Company's internal auditing staff regarding issues relating to accounting standards, financial reporting, the preparation of the Company's financial statements and periodic reports or such other related issues that the Committee deems to be within its purview).

      b.
      Preapprove and adopt such procedures for the preapproval of all auditing services and permitted non-audit services to be provided to the Company by the Auditors as required by Section 10A(i) of the Exchange Act and the SEC rules adopted thereunder. The Committee may delegate, subject to any rules or limitations it deems appropriate, to one or more designated members of the Committee the authority to grant such preapprovals; provided, however, that the decisions of any member to whom authority is so delegated to preapprove an activity shall be presented to the full Committee for ratification at its next meeting.

      c.
      Review all relationships the Auditors have with the Company to determine their independence and effectiveness, and obtain and review a report from the Auditors concerning the Auditors' internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The Committee shall require the Auditors to deliver to the Committee periodically, but no less than annually, a written statement delineating all such relationships and confirming their independence.

      d.
      Review the annual audit plan of the Auditors and evaluate their performance.

      e.
      Review the experience and qualifications of the senior members of the Auditor's team.

      f.
      Review a report from the Auditors periodically, but no less than annually, as to (i) all critical accounting policies to be used, (ii) all alternative disclosures and treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, the ramifications of the use of such alternative disclosures and treatments and the disclosures and treatments preferred by the Auditors; and (iii) other material written communications between the Auditors and the Company's management, including management letters and schedules of unadjusted differences.

      g.
      Require the rotation of the lead audit partner on a regular basis in accordance with the requirements of the Exchange Act.

      h.
      Review and approve or veto the Company's hiring of employees or former employees of the Auditors who participated in any capacity in the audits of the Company.

    3.    Internal Controls Established by Management

      a.
      Upon management's recommendations, establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting or financial controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, financial or auditing matters.

      b.
      Review and monitor the Company's Code of Conduct (the "Code") and the Company's protocol for addressing allegations of non-compliance with the Code.

      c.
      Approve and periodically review an Ethics Code for Senior Financial Officers.

      d.
      Review with the Auditors and the Company's management and internal auditing staff the Company's internal accounting and financial control policies and procedures, including management's controls and security procedures with respect to the Company's information systems.

      e.
      Perform such other functions as assigned by law, the Company's certificate of incorporation or By-Laws, or the Board of Directors, or as are provided by NASDAQ, the SEC and the federal and state securities laws.

      f.
      Review periodically with the Company's vice president and general counsel, legal and regulatory matters that could have a significant effect on the Company's financial statements.

    4.    Other Functions

      a.
      Review and approve as may be required by NASDAQ, related party transactions and conflicts of interest questions between Board members or senior management, on the one hand, and the Company, on the other hand.

      b.
      Discuss the Company's policies with respect to risk assessment and risk management.

      c.
      Investigate any other matter brought to its attention within the scope of its duties which it deems appropriate for investigation.

      d.
      Have the authority to engage and determine funding for outside legal, accounting or other advisors as it deems necessary to carry out its functions.

      e.
      Regularly report its activities, findings and conclusions to the full Board of Directors, including providing copies to the full Board of all approved Committee meeting minutes.

  F.    Scope

        While the Committee has the functions set forth in this Charter, the Company's management is responsible for preparing the Company's financial statements and the Auditors are responsible for auditing those financial statements. Management is also responsible for implementing procedures to help ensure that the Company or any Company employee complies with all applicable laws and regulations or with the Company's Code of Conduct or other applicable ethics standards. The Committee plays a critical role in serving as a check and balance for the Company's financial reporting system. In carrying out its functions, the Committee's goal is to help ensure that management properly develops and adheres to a sound system of internal controls and that the Auditors, through their own review, objectively assess the Company's financial reporting practices.

EXHIBIT B
FORM OF CERTIFICATE OF AMENDMENT
Of The
CERTIFICATE OF INCORPORATION
Of
ZEBRA TECHNOLOGIES CORPORATION

        ZEBRA TECHNOLOGIES CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Act"), DOES HEREBY CERTIFY THAT:

  1.
  In accordance with the provisions of Section 242 of the Act, and the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), an amendment to the Certificate of Incorporation has been duly adopted by the Board of Directors acting at a duly convened meeting and approved by the requisite votes of the stockholders of the Corporation entitled to vote thereon voting at a duly convened meeting.

  2.
  Said amendment amends the Certificate of Incorporation by deleting the first sentence of Article ELEVENTH in its entirety and replacing it with the following sentence:

            "ELEVENTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than two (2) nor more than eleven (11) directors."

        [Signature Page Follows.]

        IN WITNESS WHEREOF, ZEBRA TECHNOLOGIES CORPORATION has caused this Certificate of Amendment to be executed this            day of May, 2003.

ZEBRA TECHNOLOGIES CORPORATION
By:
Edward L. Kaplan Chairman and Chief Executive Officer

The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 4, and a vote "AGAINST" Proposal 3

                  Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

		FOR ALL	WITHHELD FOR ALL	FOR ALL EXCEPT			FOR	AGAINST	ABSTAIN
1.	Election of Directors:	☐	☐	☐	2.	Proposal to amend Certificate of Incorporation to increase the maximum number of Directors:
01-John W. Paxton 02-David P. Riley							☐	☐	☐
							FOR	AGAINST	ABSTAIN

(Except nominee written above					3.	Stockholder proposal requiring a report regarding diversity of
(Instructions: To withhold authority to vote for an indicated nominee, write the number of the nominee on the line above)						the Board of Directors (if properly presented at the Annual Meeting):	☐	☐	☐
							FOR	AGAINST	ABSTAIN
					4.	Proposal to ratify KPMG LLP as Independent Auditors:	☐	☐	☐

To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company prior to the meeting or by filing with the Secretary of the Company prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 20, 2003 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director, "for" each of the proposals to amend the Certificate of Incorporation and ratify KPMG LLP as the auditors, "against" the proposal requiring a report regarding diversity of the Board of Directors, and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Signature(s)	Date

NOTE: Please sign exactly as name appears above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

Please sign, date and return this proxy card promptly using the enclosed envelope.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/zbra		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.		call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

ZEBRA TECHNOLOGIES CORPORATION
Revocable Proxy

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZEBRA TECHNOLOGIES CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2003 AND AT ANY ADJOURNMENT THEREOF.

        The undersigned stockholder of Zebra Technologies Corporation, a Delaware corporation (the "Company"), hereby appoints Edward L. Kaplan and Gerhard Cless as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the annual meeting of stockholders to be held at the Hilton Northbrook, 2855 N. Milwaukee Avenue, Northbrook, Illinois, on Tuesday, May 20, 2003, at 10:30 a.m., local time, or any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE